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                                                                    EXHIBIT 5.1

                          STROOCK & STROOCK & LAVAN LLP
                                 180 Maiden Lane
                            New York, New York 10038


                                                              February 6, 2004


Intersections Inc.
14901 Bogle Drive
Chantilly, VA 20151

Ladies and Gentlemen:

We have acted as counsel to Intersections Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (Registration No. 333-111194), as amended (the "Registration Statement"), relating to the proposed public offering (the "Offering") by the Company of shares of Common Stock, par value $0.01 per share (the "Common Stock"), and by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of shares of Common Stock (together with any additional shares of Common Stock that may be issued by the Company pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the Offering described in the Registration Statement, the "Shares").

As such counsel, we have examined copies of the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Prospectus relating to the Shares which forms a part of the Registration Statement, and originals or copies of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York, and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares being offered by the Company, when and if issued and sold under the circumstances contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable and (ii) the Shares

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being offered by the Selling Stockholders, when and if sold under the circumstances contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm (a) under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Legal Matters" and (b) in the third paragraph of Note 7 to the Company's Consolidated Financial Statements in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                            Very truly yours,

                                            /s/ Stroock & Stroock & Lavan LLP

                                            STROOCK & STROOCK & LAVAN LLP